Exhibit 10.2

CHANGE IN CONTROL AGREEMENTS

Richard J. Christensen
Michel C. Cadieux
Mark de Vere White
Thomas L. Deitrich
R. Bruce Douglas
Barbara J. Doyle
Robert G. Hrivnak
Charles McAtee
Philip C. Mezey
Sharelynn F. Moore
Simon Pontin
W. Mark Schmitz
Russell E. Vanos
Shannon M. Votava